Exhibit 5.1

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
July 7, 2011	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
ReachLocal, Inc. 21700 Oxnard Street, Suite 1600 Woodland Hills, CA 91367	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan
Re:	ReachLocal, Inc. Registration Statement on Form S-3 for the resale of up to 6,000,000 shares of common stock, $0.00001 par value per share

Ladies and Gentlemen:

We have acted as special counsel to ReachLocal, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 8, 2011 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of up to 6,000,000 shares of common stock of the Company, par value $0.00001 per share, up to 1,000,000 shares of which are being offered by the Company (the “Company Shares”) and up to 5,000,000 shares of which are being offered by certain stockholders of the Company (the “Selling Stockholder Shares”). The Company Shares and the Selling Stockholder Shares are referred to herein collectively as the “Shares.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”) or any supplements to the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

July 7, 2011

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the issuance of the Company Shares has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus and by such corporate action, such Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

2. The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP